Exhibit 10.3
FIRSTMERIT CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
Amended and Restated as of December 15, 2008

(i)

(ii)

(iii)

FIRSTMERIT CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
AMENDED AND RESTATED AS OF DECEMBER 15, 2008
     This Plan became effective as of January 1, 1996, and was amended and restated in November 1996 and July 1997 and as of October 21, 2000 and January 1, 2001. The Plan is hereby amended and restated as of December 15, 2008 in order to comply with the requirements of Code Section 409A and to increase the number of shares of Common Stock available for issuance under the Plan.
ARTICLE 1—PURPOSES
     The purposes of the Plan are (i) to provide executives with flexibility with respect to the form and timing of the payment of Compensation, (ii) to more closely align the interests of executives with the interests of the Corporation’s shareholders and (iii) to assist the Corporation and its Affiliates in attracting and retaining qualified executives.
ARTICLE II—DEFINITIONS
     Whenever used in the Plan, the following terms shall have the meaning set forth or referenced below:
2.1 Account
     “Account” means the bookkeeping accounts maintained on behalf of each Participant by the Corporation or a participating Affiliate. For purposes of this Plan, references to a Participant’s Account shall include the Participant’s Stock Account(s) and Asset Account(s).
2.2 Affiliates
     “Affiliates” means affiliated or subsidiary entities of the Corporation as defined in Code Sections 414(b) and (c). An Affiliate may elect to participate in the Plan and the Board may approve such election in its sole discretion.
2.3 Aggregated Plan
     “Aggregated Plan” means any agreement, method, program or other arrangement that, along with the Plan, would be treated as a single nonqualified deferred compensation plan under Code Section 409A.
2.4 Asset Account
     “Asset Account” means the sub-account(s) established pursuant to Section 4.3 of the Plan.

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2.5 Beneficiary
     “Beneficiary” means the person, persons or entity (including without limitation any trustee) last designated by the Participant to receive benefits specified hereunder in the event of the Participant’s death.
2.6 Base Compensation
     “Base Compensation” means the base salary of a Participant for services as an employee of the Corporation or an Affiliate, as indicated by the records of the Corporation or such Affiliate, as the case may be.
2.7 Board
     “Board” means the Board of Directors of the Corporation.
2.8 Business Day
     “Business Day” means a day, except for a Saturday, Sunday, a legal holiday or a day when the primary stock exchange on which the Common Stock is traded is not open.
2.9 Change in Control
     “Change in Control” means the occurrence of any one of the following events:
     (a) Individuals who, on April 19, 2000, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 19, 2000 whose election or nomination for election was approved by a vote of at least two thirds (2/3rds) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no director of the Corporation initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
     (b) Any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:
     (i) By the Corporation or any Affiliate;
     (ii) By any employee benefit plan sponsored or maintained by the Corporation or any Affiliate;

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     (iii) By any underwriter temporarily holding securities pursuant to an offering of such securities;
     (iv) Pursuant to a Non-Control Transaction (as defined in paragraph (c)); or
     (v) A transaction (other than one described in (c) below) in which Company Voting Securities are acquired from the Corporation, if a majority of the Incumbent Directors then on the Board approve a resolution providing expressly that the acquisition pursuant to this clause (v) does not constitute a Change in Control under this paragraph (b);
     (c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation or any of its Affiliates that requires the approval of the Corporation’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:
     (i) More than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors (“Total Voting Power”) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination;
     (ii) No person (other than any employee benefit plan (or related trusts) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the Total Voting Power of the outstanding voting securities eligible to elect directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and
     (iii) At least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Control Transaction”); or
     (d) The shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.
     Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than twenty-five percent (25%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Corporation which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially

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owned by such person by more than one percent (1%), a Change in Control of the Corporation shall then occur.
2.10 Closing Price
     “Closing Price” means the closing price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System.
2.11 Code
     “Code” means the Internal Revenue Code of 1986, as amended, and including any rules or regulations promulgated thereunder.
2.12 Committee
     “Committee” means the Compensation Committee of the Board.
2.13 Common Stock
     “Common Stock” means the common shares, no par value, of the Corporation.
2.14 Compensation
     “Compensation” means Base Compensation and Incentive Compensation earned by and payable to a Participant for services to the Corporation or an Affiliate.
2.15 Corporation
     “Corporation” means FirstMerit Corporation, and any successor corporation.
2.16 Deferral Election
     “Deferral Election” means an irrevocable annual election to defer Compensation and the corresponding distribution elections, made by an Eligible Employee and for which a Participation Agreement has been submitted to the Committee.
2.17 Deferred Compensation
     “Deferred Compensation” means Compensation earned in a Plan Year for services performed as an employee and deferred pursuant to a Deferral Election.
2.18 Eligible Employee
     “Eligible Employee” means an Eligible Employee as defined in Section 3.1.
2.19 ERISA
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

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2.20 Exchange Act
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.21 Incentive Compensation
     “Incentive Compensation” means the annual cash incentive award, if any, payable to a Participant under the Corporation’s or an Affiliate’s annual incentive plan.
2.22 Investment Fund
     “Investment Fund” means an investment fund in which Accounts may be deemed to be invested. An Investment Fund may be any open-ended fund, closed-end fund, a fund which is deemed to be invested in a particular stock or other investment except Common Stock, or a fund which credits a fixed or variable interest rate determined by the Committee.
2.23 Participant
     “Participant” means an Eligible Employee who has made a Deferral Election under the Plan or a former Eligible Employee who has an Account.
2.24 Participation Agreement
     “Participation Agreement” means the agreement, whether written or provided through electronic means, to make a Deferral Election, which, except as provided in Section 3.3, must be submitted by an Eligible Employee to the Committee or its delegates prior to the Plan Year in which Compensation is earned.
2.25 Plan
     “Plan” means the FirstMerit Corporation Executive Deferred Compensation Plan, as amended from time to time.
2.26 Plan Year
     “Plan Year” means the calendar year.
2.27 Retirement
     “Retirement” means:
     (a) With respect to Deferred Compensation prior to January 1, 2005 and deemed earnings, gains and losses credited thereon, retirement at or after age sixty-five (65) or, with the consent of the Committee, termination prior to age sixty-five (65) but at or after age fifty-five (55); and

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     (b) With respect to Deferred Compensation after December 31, 2004 and deemed earnings, gains and losses credited thereon after such date, “Retirement” means Separation from Service on or after attaining age fifty-five (55).
2.28 Separation from Service
     “Separation from Service” means the Participant’s “separation from service” (as defined in Code Section 409A) with the Corporation and all Affiliates.
2.29 Stock Account
     “Stock Account” means the sub-account(s) established pursuant to Section 4.2 of the Plan.
2.30 Stock Credit
     “Stock Credit” means a credit to a Participant’s Stock Account, calculated pursuant to Section 4.2(b) of this Plan.
2.31 Valuation Date
     “Valuation Date” means the last day of the month in which the Participant has a Separation from Service or dies.
ARTICLE III—PARTICIPATION
3.1 Eligibility
     The Committee shall, from time to time, designate one or more key employees of the Corporation and participating Affiliates as eligible to participate in the Plan (an “Eligible Employee”).
3.2 Participation
     An Eligible Employee may elect to participate in the Plan each year by making a Deferral Election prior to January 1 of the Plan Year in which Deferred Compensation is earned for services performed during such Plan Year, except as set forth in Section 3.3 herein. Such election shall be irrevocable as of December 31 prior to the Plan Year to which the Deferral Election applies.
3.3 Initial Year of Eligibility
     In the case of the first Plan Year in which a key employee is designated as an Eligible Employee, if such employee becomes eligible after January 1 but prior to July 1, such Eligible Employee may elect to participate in the Plan as of the next following July 1 by making a Deferral Election with respect to Base Compensation no later than thirty (30) days after the date on which the employee is designated as an Eligible Employee. Such Deferral Election shall be applicable only with respect to Base Compensation for services performed after the later of July 1 or the date such election is made, and shall become irrevocable thirty (30) days after the date on which the employee is designated as an Eligible Employee. Notwithstanding the foregoing, this Section 3.3 shall not apply if, at the time the employee is designated as an Eligible Employee, the employee also is eligible to participate in any Aggregated Plan.

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3.4 Deferral Elections
     (a) Incentive Compensation. An Eligible Employee may elect, as provided in Section 3.2, to defer receipt of any Incentive Compensation in increments of one percent (1%). Absent such a timely election, an Eligible Employee shall be deemed to have elected not to defer receipt of any such Incentive Compensation.
     (b) Base Compensation. An Eligible Employee may elect, as provided in Sections 3.2 and 3.3 herein, to defer receipt of all or any portion of such Eligible Employee’s Base Compensation in increments of one percent (1%) up to a maximum of ninety percent (90%) of Base Compensation.
ARTICLE IV—ACCOUNTS
4.1 Accounts
     The Corporation and each Affiliate that has elected to participate in this Plan and has been approved to participate by the Board shall establish on its books a separate Account for each Eligible Employee who makes a Deferral Election, and shall credit to the Account of each Participant such Deferred Compensation. The credit shall be entered on the Corporation’s or Affiliate’s books of account at the time that the Compensation, absent the Deferral Election, otherwise would be paid to the Participant.
4.2 Stock Accounts
     (a) Establishing a Stock Account. A Participant may elect to establish an annual Stock Account which shall be maintained solely for recordkeeping purposes. With respect to each Plan Year commencing on and after January 1, 2009, each Participant shall elect prior to the applicable Plan Year to allocate all or a portion of his Deferred Compensation to the Stock Account for such Plan Year; the balance shall be allocated to the Asset Account for such Plan Year. A Participant shall be one hundred percent (100%) vested in his Stock Account at all times.
     (b) Stock Credits. Each Participant’s Stock Account shall be credited with Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the amount of such Deferred Compensation at the Closing Price of a share of Common Stock on the day as of which such Stock Account is so credited.
     (c) Dividends. As of the date any cash dividend is paid to holders of shares of Common Stock, a Participant’s Stock Account shall be credited with additional Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, at the Closing Price of a share of Common Stock on such date, with the amount that would have been paid as dividends on that number of shares of Common Stock (including fractions of a share) which is equal to the number of Stock Credits attributable to the Participant’s Stock Account as of the record date of such dividend. In the case of dividends paid in shares of Common Stock, the Participant’s Account shall be credited with additional Stock Credits equal to the number of dividend shares that would have been received with respect to that number of

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shares of Common Stock (including fractions of a share) which is equal to the number of Stock Credits attributable to the Participant’s Account as of the record date of such dividend.
4.3 Asset Accounts
     With respect to each Plan Year commencing on or after January 1, 2009, a Participant may elect to establish an annual Asset Account which shall be maintained solely for recordkeeping purposes by making a Deferral Election allocation to one (1) or more Investment Funds. A Participant shall be one hundred percent (100%) vested in his Asset Account at all times.
4.4 Investment Funds
     (a) Selection of Investment Funds. The Committee shall have sole discretion in the selection, number and types of Investment Funds for this Plan and may change or eliminate Investment Funds from time to time in its sole discretion.
     (b) Investment Fund Performance. The deemed earnings, gains and losses of each Investment Fund shall be determined by the Committee, in its reasonable discretion, based on the performance of the Investment Funds themselves. The balance of a Participant’s Asset Accounts shall be credited or debited on a daily basis based on the performance of each Investment Fund in which a Participant’s Asset Accounts are deemed to be invested, such performance and the crediting of such performance being determined by the Committee in its sole discretion.
4.5 Transfers Among Investment Funds and Between Accounts
     (a) Stock Account. No amount credited to any Stock Account may be transferred and credited to any Investment Fund, and no amount credited to an Investment Fund may be transferred and credited to any Stock Account.
     (b) Investment Funds. Any amount credited to an Investment Fund may be transferred and credited to any other Investment Fund at the direction of the Participant. Any such direction from a Participant will become effective as of the first day of the next month following the Participant’s request for a change.
     (c) Committee Procedures. The Committee may establish such rules and procedures as it determines to be appropriate for the crediting of deferrals and transfers to Investment Funds, for transfers among Investment Funds and for crediting deemed earnings, gains and losses of an Investment Fund.
ARTICLE V—DISTRIBUTIONS
     All distributions under this Plan from Stock Accounts shall be made in shares of Common Stock and all distributions from Asset Accounts shall be made in cash, in each case, in accordance with the following provisions.

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5.1 Distributions upon Retirement
     (a) Pre-2005 Deferred Compensation. Solely with respect to Deferred Compensation prior to January 1, 2005 and deemed earnings, gains and losses credited thereon, a Participant who has a Separation from Service due to Retirement, may elect to receive his Stock Account in monthly installments not to exceed one hundred twenty (120) separate installments or in a single, lump sum distribution. Such installments or such single, lump sum distribution shall be paid in whole shares of Common Stock. If the Participant’s Stock Account includes a fractional Stock Credit, the number of Stock Credits in the Participant’s Stock Account shall be increased to the next highest whole number. If no election is made by the Participant, the Committee shall distribute the Participant’s Stock Account, after any adjustment for any fractional Stock Credit as provided above, in a single, lump sum distribution.
     (b) Post-2004 Deferred Compensation. Solely with respect to Deferred Compensation after December 31, 2004 and deemed earnings, gains and losses credited thereon after that date, a Participant shall make a Deferral Election to receive benefits under this Plan as follows:
     (i) With respect to Deferred Compensation in the 2005 Plan Year, a Participant may elect in the applicable Participation Agreement to receive benefits in a single, lump sum distribution or in substantially equal monthly installments not to exceed one hundred twenty (120). In the absence of an election for such Plan Year, the applicable Account shall be paid in a single, lump sum distribution.
     (ii) With respect to Deferred Compensation after the 2005 Plan Year that is allocated to a Stock Account, a Participant may elect in the applicable Participation Agreement to receive benefits in a single, lump sum distribution or in up to ten (10) substantially equal annual installments. In the absence of an election for any Plan Year, the applicable Stock Account shall be distributed in a single, lump sum distribution.
     (iii) With respect to Asset Account balances, a Participant may elect in the applicable Participation Agreement to receive benefits in a single, lump sum distribution or in substantially equal monthly installments not to exceed one hundred twenty (120). In the absence of an election for any Plan Year, the applicable Asset Account shall be paid in a single, lump sum distribution.
     (c) Stock Account Installment Payments. The number of Stock Credits attributable to an installment payment from a Stock Account shall be determined by calculating the product of the current number of Stock Credits allocated to such Stock Account of a Participant, increased to the next highest whole number, and a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments elected minus the number of installments previously paid, and then rounding such product to the next lowest whole number of Stock Credits. The final installment shall be equal to the balance of the undistributed Stock Credits in the Participant’s Stock Account.
     (d) Changing Form of Payment. Solely with respect to Deferred Compensation prior to January 1, 2005 and deemed earnings, gains and losses credited thereon, a Participant may at any time not less than one year prior to the date as of which the distribution of such Participant’s Account is made or commences, change such election pursuant to an election in writing delivered to the Committee, which election shall be irrevocable during such one-year period.

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5.2 Distributions upon Separation from Service (Other than Death) Prior to Retirement
     In the event a Participant has a Separation from Service prior to Retirement or death, such Participant shall receive a single, lump sum distribution of the Stock Credits allocated to such Participant’s Stock Accounts and a single, lump sum distribution of all amounts credited to his Asset Accounts. If the number of Stock Credits to be distributed includes a fractional share, the number of Stock Credits to be distributed shall be increased to the next highest whole number.
5.3 Small Accounts
     (a) Solely with respect to Deferred Compensation prior to January 1, 2005 and deemed earnings, gains and losses credited thereon and notwithstanding any other provision of this Plan, if the value of the Participant’s Stock Accounts is five thousand dollars ($5,000) or less on the Valuation Date, or when the Stock Account balance is reduced to five thousand dollars ($5,000) as a result of payout, the benefit, or the remaining account balance, shall be paid in a single, lump sum distribution.
     (b) Solely with respect to Deferred Compensation after December 31, 2004 and deemed earnings, gains and losses credited thereon after that date, and notwithstanding any other provision of the Plan, if the aggregate combined value of the Participant’s Accounts and amounts under any Aggregated Plan is not greater than the Code Section 402(g)(1)(B) limit on elective deferrals on the Valuation Date, such Account balance shall be paid in a single lump sum.
     (c) Any payment under Section 5.3(b) must result in the termination and liquidation of the entirety of the Participant’s interest under the Plan and all Aggregated Plans.
5.4 Time of Payment
     (a) Pre-2005 Deferred Compensation. Solely with respect to Deferred Compensation prior to January 1, 2005 and deemed earnings, gains and losses thereon distributions shall be made or commence within thirty (30) days after the earlier of the Valuation Date or the date specified by the Participant pursuant to Section 5.5(a).
     (b) Post-2004 Deferred Compensation. Solely with respect to Deferred Compensation after December 31, 2004 and deemed earnings, gains and losses credited thereon after that date and notwithstanding anything herein to the contrary, payments to a Participant under Section 5.1, 5.2, and 5.3 herein shall be made or commence on the first Business Day of the seventh (7th) month following the Valuation Date or, if earlier, within thirty (30) days after the date specified by the Participant pursuant to Section 5.5(b). Deemed earnings, gains, losses and dividends shall continue to be credited to all Accounts until the date the distribution is to be made.
5.5 In-Service Distributions
     (a) Pre-2005 Deferred Compensation. Solely with respect to Deferred Compensation prior to January 1, 2005 and deemed earnings, gains and losses credited thereon, a Participant may elect to withdraw all or a portion of his Stock Accounts in substantially equal annual installments amortized over a period of up to five (5) years or, if approved by the Committee in its sole discretion, in a single, lump sum distribution. If a Participant elects to withdraw all of

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such Stock Accounts, the amount to be distributed in installment payments shall be determined in the same manner as that set forth in Section 5.1(c) as of January 1 of each year in which an installment is to be received, based on the remaining Stock Account balances as adjusted for gains or losses and the remaining number of installment payments. Any such election must be in writing and delivered to the Committee not less than one (1) year in advance of the payment date; provided, however, that if the Participant has a Separation from Service or dies prior to the payment date, such election shall be deemed automatically revoked.
     (b) Post-2004 Deferred Compensation. Solely with respect to Deferred Compensation after December 31, 2004 and deemed earnings, gains and losses credited thereon after that date, a Participant may elect in a Participation Agreement to receive a distribution of such Participant’s annual Account, including amounts allocated to both the Stock Account and Asset Account, on a specified date that is not less than three (3) years following the Plan Year to which such Participation Agreement pertains. A Participant may change the specified date of distribution to a date that is not less than five (5) years later than the current specified date; provided that (i) such election is made in writing and delivered to the Committee not less than twelve (12) months in advance of the current specified date of distribution and (ii) such election may not take effect until at least twelve (12) months after the date on which it is made. Notwithstanding the foregoing, if the Participant has a Separation from Service or dies prior to the specified date of distribution, all such in-service distribution elections shall be deemed null and void and the Participant’s Accounts shall be distributed in accordance with either Section 5.1, 5.2, 5.3 or 5.7.
5.6 Accelerated Distribution
     Solely with respect to Deferred Compensation prior to January 1, 2005 and deemed earnings, gains and losses credited thereon, a Participant may elect to receive, upon written request to the Committee, a single, lump sum distribution of more than ten thousand dollars ($10,000), or if less, the entire balance held in his pre-2005 Stock Accounts, from the Participant’s pre-2005 Stock Accounts as of the end of the calendar month prior to the month in which the Committee receives the written request. The amount requested by the Participant under this Section shall be paid in a single, lump sum distribution within thirty (30) days following the receipt of the notice by the Committee from the Participant. The Participant shall permanently forfeit ten percent (10%) of the amount requested and the Participant shall not be eligible to participate in the Plan in the next Plan Year or to receive another accelerated distribution under this Section 5.6 for a period of one (1) year from the date of distribution. The Corporation shall have no obligation to the Participant or his Beneficiary with respect to such forfeited amount.

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5.7 Distribution upon Death
     Notwithstanding any other provision of this Plan, upon the death of a Participant, the Beneficiary shall be entitled to receive an amount equal to the Participant’s Account balance plus deemed earnings, gains, losses and dividends on such Account until all benefits have been paid. Payments shall commence within thirty (30) days after the date of Participant’s death and shall be made as of the first day of a month.
     Each Participant may make a Deferral Election in a Participation Agreement to have death benefits covered by such Participation Agreement paid in any manner described in Section 5.1 herein. If the Participant dies after installment payments have commenced, the Participant’s Beneficiary shall receive any remaining installments that would have been paid had the Participant survived, subject to Section 6.3.
5.8 Change in Control
     Solely with respect to Deferred Compensation prior to January 1, 2005 and deemed earnings, gains and losses credited thereon and notwithstanding any other provision of this Plan, in the event of a Change in Control, each Participant’s pre-2005 Stock Account shall, within five (5) Business Days thereafter, be distributed in a single lump sum equal to the value of his pre-2005 Stock Account as of the last Business Day immediately preceding the Change in Control.
5.9 Withholding Taxes
     Any withholding of taxes or other amounts required by federal, state, or local law shall be withheld from Compensation other than Deferred Compensation. If necessary, the Corporation may reduce the amount of Deferred Compensation then payable by an amount equal to any required withholding. Each Participant shall be entitled to irrevocably elect, at least six months prior to the date shares of Common Stock would otherwise be delivered hereunder, to have the Corporation withhold shares of Common Stock having an aggregate value equal to the amount required to be withheld. Shares so withheld shall be valued at the Closing Price on the Business Day immediately preceding the date such shares would otherwise be transferred hereunder.
5.10 Disability
(a) Solely with respect to Deferred Compensation prior to January 1, 2005 and deemed earnings, gains and losses credited thereon, if a Participant suffers a disability, as defined in the Corporation’s long term disability plan, and such disability continues for a period of twenty-four (24) months, the Participant shall be considered to have terminated employment and his pre-2005 Stock Account balance will be paid out under Section 5.2.
(b) If a Participant incurs a “Section 409A disability” (as defined below), any Deferral Election then in effect under the Plan for such Participant shall be cancelled by no later than the later of (i) the end of the taxable year of the Participant or (ii) the fifteenth (15th) day of the third (3rd) month following the date the Participant incurs the disability. For purposes of this Section 5.10(b), “Section 409A disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months.

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ARTICLE VI—BENEFICIARY DESIGNATIONS
6.1 Beneficiary Designation
     Each Participant shall have the right, at any time, to designate one (1) or more persons as the primary or contingent Beneficiary(ies) to whom benefits under this Plan shall be paid in the event of the Participant’s death prior to complete distribution to the Participant of the benefits due under the Plan. Unless stated otherwise in writing in the form provided by the Committee, payments hereunder shall be paid in equal shares to surviving Beneficiaries if more than one (1) Beneficiary has been chosen. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime. If a Participant’s Compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.
6.2 Amendments
     Any Beneficiary designation may be changed by a Participant without the consent of any Beneficiary by the filing of a new Beneficiary designation with the Committee.
6.3 No Beneficiary Designation or Death of Beneficiary
     In the absence of an effective Beneficiary designation, or if all designated Beneficiaries predecease the Participant, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:
     (a) The surviving spouse; and
     (b) The Participant’s estate.
     In the event of the death of a Beneficiary after payments commence but prior to the Beneficiary receiving all benefit payments hereunder, the remaining balance shall be paid in a lump sum to the estate of the Beneficiary.
6.4 Effect of Payment
     Payment to the Beneficiary (or to the Beneficiary’s estate) shall completely discharge the Corporation’s obligations under this Plan.
ARTICLE VII—THE COMMITTEE
7.1 Authority
     The Committee shall have full power and authority to administer the Plan, including the power to (i) promulgate forms to be used with respect to the Plan, (ii) promulgate rules of Plan administration, (iii) subject to Article VIII, settle any disputes as to rights or benefits arising from the Plan, (iv) interpret the terms of the Plan and (v) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.

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7.2 Elections, Notices
     All elections and notices required to be provided to the Committee under the Plan must be on such forms, contain such information, and be made or given at such times as the Committee may require.
7.3 Agents
     The Committee may appoint an individual or individuals to be the Committee’s agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Corporation.
7.4 Binding Effect of Decisions
     The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.
7.5 Indemnity of Committee
     The Corporation has entered into Indemnification Agreements with each of the members of the Committee protecting them against such claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except as otherwise indicated in such Indemnification Agreement.
ARTICLE VIII—CLAIMS PROCEDURES
8.1 Claim
     In general, neither Participants nor their Beneficiaries need to present a formal claim for benefits under the Plan in order to qualify for rights or benefits under the Plan. Any person claiming an amount under the Plan, requesting an interpretation or ruling under the Plan, or requesting information under the Plan (the “claimant”) shall present the request in writing to the Committee, which shall respond in writing within ninety (90) days following receipt of the request (or forty-five (45) days if the request is on account of disability). If special circumstances require the extension of the period described in the preceding sentence, the claimant will be notified before the end of such period of the circumstances requiring the extension and the date by which the Committee expects to render a decision. Any such extension shall not be for more than an additional ninety (90) day period or, if the claim is on account of a disability, for more than two (2) additional thirty (30) day periods.
8.2 Denial of Claim
     If the claim or request is wholly or partially denied, the written notice of denial shall state:
     (a) The specific reasons for denial;

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     (b) The specific reference to the pertinent Plan provisions, rules, procedures or protocols upon which the denial is based;
     (c) A description of any additional material or information required and an explanation of why it is necessary; and
     (d) An explanation of the Plan’s claim review procedure and the time limits applicable to such procedure and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination upon review. In addition, if the claim is on account of disability, the written notice of denial shall include, to the extent necessary, the information set forth in Department of Labor Regulation Section 2560.503-1(g)(1)(v).
8.3 Review of Claim
     Any person whose claim or request is denied may request review by notice given in writing to the Committee. Such notice must be received by the Committee within sixty (60) days of receipt of the denial of the claim (or one hundred and eighty (180) days in the case of a denial on account of disability). In addition, the claimant may review pertinent documents and other material upon which the Committee relied when denying the initial claim; and submit a written description of the reasons for which the claimant disagrees with the Committee’s initial adverse decision. The claim or request shall be reviewed further by the Committee, and the Committee may, but shall not be required to, grant the claimant a hearing.
8.4 Final Decision
     A decision on such second request shall be made within sixty (60) days after the date of the second request (forty-five days in the case of request on account of disability). If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days from the date of the second request (ninety (90) days in the case of a request on account of disability). This notice to the claimant will indicate the special circumstances requiring the extension and the date by which the review official expects to render a decision and will be provided to the claimant prior to the expiration of the initial forty-five (45) day or sixty (60) day period.
     The Committee’s decision on review will be sent to the claimant in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the appeal. The Committee will consider all information submitted by the claimant, regardless of whether the information was part of the original claim. The decision will also include a statement of the claimant’s right to bring an action under ERISA Section 502(a).
     Notwithstanding the foregoing, in the case of a claim on account of disability: (i) the review of the denied claim shall be conducted by a review official who is neither the individual who made the benefit determination nor a subordinate of such person; and (ii) no deference shall be given to the initial benefit determination. For issues involving medical judgment, the review official must consult with an independent health care professional who may not be the health care professional who decided the initial claim.
     To the extent permitted by law, the decision of the Committee or the decision of the review official on review, as the case may be, will be final and binding on all parties. No legal action for benefits

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under the Plan will be brought unless and until the claimant has exhausted such claimant’s remedies under this Article VIII.
ARTICLE IX—SHARES AVAILABLE
9.1 Number
     Seven hundred fifty thousand (750,000) shares of Common Stock are available for issuance under the Plan in accordance with the provisions hereof and such other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Corporation if, in the opinion of counsel for the Corporation, such shareholder approval is required. Stock Credits allocated to a Participant’s Account shall be applied to reduce the maximum number of shares of Common Stock remaining available under the Plan. Shares of Common Stock issuable under the Plan may be taken either from authorized but unissued or treasury shares, as determined by the Corporation.
9.2 Adjustments
     (a) If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, stock split, subdivision or reclassification of shares, the number of shares of Common Stock available under Section 9.1 and the number of Stock Credits with which each Participant’s Account is credited shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased. If the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination, reverse stock split or reclassification of shares, the number of shares of Common Stock available under Section 9.1 and the number of Stock Credits with which each Participant’s Account is credited shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased.
     (b) In the event the Corporation shall at any time be consolidated with or merged into any other corporation and holders of shares of Common Stock receive shares of the capital stock of the resulting or surviving corporation, there shall be credited to each Participant’s Stock Account, in place of the Stock Credits then credited thereto, new Stock Credits in an amount equal to the product of the number of shares of capital stock exchanged for one (1) share of Common Stock upon such consolidation or merger and the number of Stock Credits with which the Participant’s Account then is credited, and the number of shares of Common Stock available under Section 9.1 shall be similarly adjusted. If in such a consolidation or merger, holders of shares of Common Stock shall receive any consideration other than shares of the capital stock of the resulting or surviving corporation or its parent corporation, the Committee, in its sole discretion, shall determine the appropriate change in Participants’ Accounts.
ARTICLE X—MISCELLANEOUS
10.1 Unfunded Plan
     No promise hereunder shall be secured by any specific assets of the Corporation or any Affiliate, nor shall any assets of the Corporation or its Affiliates be designated as attributable or allocated to the

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satisfaction of such promises. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation and its Affiliates. Notwithstanding the foregoing, the Corporation may, but is not obligated to, establish a grantor trust (the “Trust”) for purposes of segregating assets necessary to satisfy the Corporation’s obligations under this Plan. All amounts contributed to the Trust shall remain subject to the claims of the Corporation’s creditors in the event of the Corporation’s insolvency (as defined in the Trust document) until paid to the Participant or his Beneficiaries in such manner and at such times as specified in this Plan. It is the intention of the Corporation that the Trust shall constitute an unfunded arrangement and shall not affect the status of this Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of highly compensated employees for purposes of Title I of ERISA and for tax purposes. Participants shall have no control or incidence of ownership with respect to the assets contributed to the Trust by the Corporation.
10.2 Non-alienation of Benefits
     No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.
10.3 Invalidity
     If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.
10.4 Governing Law
     This Plan shall be governed by the laws of the State of Ohio, without regard to the conflict of law provisions thereof.
10.5 Amendment, Modification and Termination of the Plan
     The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such termination, amendment or modification shall adversely affect the rights of any Participant or Beneficiary, including his rights with respect to Stock Credits credited prior to such termination, amendment or modification, without his consent. Notwithstanding the foregoing, the provisions of this Plan that determine the amount, price or timing of benefits related to Stock Credits shall not be amended more than once every six (6) months (other that as may be necessary to conform to any applicable changes in the Code), unless such amendment would be consistent with the provisions of Rule 16b-3 (or any successor provisions) promulgated under the Exchange Act. Following termination of the Plan, the Committee may distribute Participants’ Account balances attributable to Deferred Compensation after December 31, 2004 and deemed earnings, gains and losses credited thereon after that date if such distribution is permissible under and would not result in any Participant being subject to tax penalties pursuant to Code Section 409A.

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10.6 Successors and Heirs
     The Plan and any properly executed elections hereunder shall be binding upon the Corporation, its Affiliates and Participants, and upon any assignee or successor in interest to the Corporation or any Affiliate and upon the heirs, legal representatives and Beneficiaries of any Participant.
10.7 Status as Shareholders
     Stock Credits are not, and do not constitute, shares of Common Stock, and no right as a holder of shares of Common Stock shall devolve upon a Participant unless and until such shares are issued to the Participant.
10.8 Rights
     This Plan shall not give any person the right to continue as an employee of the Corporation or any Affiliate or any rights or interests other than as herein provided.
10.9 Use of Terms
     The masculine includes the feminine and the plural includes the singular, unless the context clearly indicates otherwise.
10.10 Statement of Accounts
     Each Participant in the Plan during the immediately preceding Plan Year shall receive a statement of his Account under the Plan as of December 31 of such preceding Plan Year. Such statement shall be in a form and contain such information as is deemed appropriate by the Committee.
10.11 Compliance with Laws
     This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment and deferral of Compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.
10.12 Plan Construction
     Anything in this Plan to the contrary notwithstanding, it is the intent of the Corporation that transactions under the Plan satisfy the applicable requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act so that persons who are or become subject to Section 16 of the Exchange Act will be entitled to the benefits of such Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. It is further the intent of the Corporation that the terms and operation of the Plan satisfy the requirements of Code Section 409A. To the extent any

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provision of the Plan, action by the Committee or election by a Participant or Eligible Employee fails to so comply, it shall be deemed null and void to the extent permitted by law.
10.13 Headings Not Part of Plan
     Headings and subheadings in the Plan are inserted for reference only and are not to be considered in the construction of the Plan.
10.14 Extension of Plan to Affiliates.
     By action of its Board, the Corporation may terminate an Affiliate’s eligibility to participate in the Plan; provided, however, that such termination shall not be effective until the last day of the calendar year in which such action was taken. Upon termination of an Affiliate’s eligibility, the Affiliate shall remain obligated to pay such deferred compensation in accordance with the provisions of the Plan in effect immediately prior to the date of such termination.
ARTICLE XI—CODE SECTION 409A
11.1 Compliance with Code Section 409A
     Notwithstanding anything herein to the contrary, all provisions in this document shall be interpreted, to the extent possible, to be in compliance with Code Section 409A. However, in the event any provision of this Plan is determined to not be in compliance with Code Section 409A and any guidance promulgated thereunder, such provision shall be null and void to the extent of such noncompliance. Nothing in this Plan shall be construed as an entitlement to or guarantee of any particular tax treatment for any Participant, and none of the Corporation, any of its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Code Section 409A.
11.2 Payments upon Income Inclusion under Code Section 409A
     Notwithstanding anything to the contrary contained herein, the Corporation may accelerate the time or schedule of a distribution to a Participant at any time the Plan fails to meet the requirements of Code Section 409A. Such distribution may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.

FIRSTMERIT CORPORATION

By:	Christopher J. Maurer

Title:	Executive Vice President

Dated:	12/16/2008

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